UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2006

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

At the 2006 Annual Meeting of Stockholders of New Century Financial Corporation (the "Company"), which is scheduled for May 10, 2006, stockholders will be asked, amongst other things, to approve a proposal to amend Section 5.1(a) of Article V of the Company’s charter to increase the number of authorized shares of preferred stock, par value $0.01 (the "Preferred Stock"), from 10,000,000 shares to 25,000,000 shares (the "Proposal"). In that regard, the Company’s management intends to recommend to the Company’s board of directors (the "Board") that the Board adopt a policy providing that, if stockholders approve the Proposal, the Board will not, without prior stockholder approval, authorize the issuance of any shares of Preferred Stock, if such issuance would cause the Company to have more than 23,500,000 shares of Preferred Stock issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

May 2, 2006	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: Vice Chairman, President and Chief Operating Officer